As filed with the Securities and Exchange Commission on February 6, 2015

Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	22 - 1697095 (I.R.S. Employer Identification No.)

505 Main Street, P.O. Box 667
Hackensack, New Jersey 07602
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY AMENDED AND
RESTATED DEFERRED FEE PLAN
(Full Title of the Plan)

Robert S. Hekemian
Chairman of the Board and Chief Executive Officer
First Real Estate Investment Trust of New Jersey
505 Main Street, P.O. Box 667
Hackensack, New Jersey 07602
(201) 488-6400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
John A. Aiello, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road, Suite 300
Red Bank, New Jersey 07701

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Shares of Beneficial Interest, without par value (1)	850,000	$19.38	$16,473,000	$1,915
TOTAL REGISTRATION FEE
(1)	Under the First Real Estate Investment Trust of New Jersey Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”).
(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the Deferred Fee Plan and to adjust for the occurrence of certain corporate transactions or events, including, without limitation, a stock split or stock dividend.
(3)	Estimated solely for the purpose of calculation of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares of beneficial interest of the Registrant being registered hereunder are based upon, pursuant to Rule 457(h) of the Securities Act, the average of the bid and asked price of the Registrant’s shares of beneficial interest as reported on the NASDAQ Over-the-Counter Bulletin Board on January 30, 2015.
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.	Plan Information; Registrant Information and Employee Plan Annual Information.

The documents containing the information about the First Real Estate Investment Trust Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”) required by Part I of Form S-8 have been or will be sent or given to the participants as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Certain information included in the Section 10(a) Prospectus and other filings of First Real Estate Investment Trust of New Jersey (the “Registrant”) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, as filed with the Commission on January 14, 2015.
(b)	All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2014.
(c)	The description of the Registrant’s shares of beneficial interest, without par value, contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on November 6, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

The Registrant’s shares of beneficial interest, without par value, are registered pursuant to Section 12(g) of the Exchange Act.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Trustees and Officers.

The following summary describes the relevant terms of the Registrant’s Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), that provide for the limitation of liability with respect to, and indemnification of, an agent of the Registrant, including, without limitation, any person who is or was a Trustee, officer or employee of the Registrant.

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Pursuant to Section 7.3 of Article VII of the Declaration of Trust, no Trustee, officer or agent of the Registrant shall be liable on account of his own acts, neglects and defaults (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) to the Registrant or to any shareholder, Trustee, officer or agent thereof except for such of his own acts, neglects and defaults as constitute a willful breach of trust knowingly and intentionally committed in bad faith.

Pursuant to Section 7.4 of Article VII of the Declaration of Trust, the Registrant shall indemnify each of its Trustees, officers, employees and agents (including any person who serves at its written request as a director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened while acting as Trustee or as an officer, employee or agent of the Registrant or the Board of Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.

As to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant by a majority of the disinterested Trustees or the Registrant shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.

No Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted to him under the Declaration of Trust or to which he may be otherwise entitled except out of the Registrant’s property; and no shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise.

The Board of Trustees may make advance payments in connection with indemnification under the Declaration of Trust, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that he is not entitled to such indemnification.

The Registrant also maintains a liability insurance policy providing coverage for the Trustees and officers of the Registrant, in an amount up to $5,000,000 for any single event, against any liability asserted against or incurred by such Trustee or officer, in any such capacity or arising from his status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the Declaration of Trust.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.
Exhibit Number	Description
4.1	Amended and Restated Declaration of Trust of the Registrant, dated November 7, 1983, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Commission on March 10, 2008.
4.2	Amendment to Amended and Restated Declaration of Trust, dated May 31, 1994, incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.3	Amendment to Amended and Restated Declaration of Trust, dated September 10, 1998, incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.4	Amendment to Amended and Restated Declaration of Trust, dated January 21, 2004, incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.5	Amendment to Amended and Restated Declaration of Trust, dated May 15, 2007, incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.6	Amendment to Amended and Restated Declaration of Trust, dated March 4, 2008, incorporated by reference to Exhibit 3.6 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.7	Amendment to Amended and Restated Declaration of Trust, dated December 4, 2013, incorporated by reference to Exhibit 3.7 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
5.1	Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
23.1	Consent of EisnerAmper LLP.
23.3	Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5.1).
24.1	Power of Attorney (filed with signature page to this Registration Statement).

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Item 9.	Undertakings.

The Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)          That, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(e)          That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hackensack, State of New Jersey, on the 5th day of February, 2015.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Hekemian and Donald W. Barney and each of them his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Hekemian	Chairman of the Board,	February 5, 2015
Robert S. Hekemian	Chief Executive Officer and Trustee (Principal Executive Officer)

/s/ Donald W. Barney	President, Treasurer, Chief Financial	February 5, 2015
Donald W. Barney	Officer and Trustee (Principal Financial / Accounting Officer)

/s/ Herbert C. Klein	Trustee	February 5, 2015
Herbert C. Klein

/s/ Ronald J. Artinian	Trustee	February 5, 2015
Ronald J. Artinian

/s/ Alan L. Aufzien	Trustee	February 5, 2015
Alan L. Aufzien

/s/ David F. McBride	Trustee	February 5, 2015
David F. McBride

/s/ Robert S. Hekemian, Jr.	Trustee	February 5, 2015
Robert S. Hekemian, Jr.

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Declaration of Trust of the Registrant, dated November 7, 1983, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Commission on March 10, 2008.
4.2	Amendment to Amended and Restated Declaration of Trust, dated May 31, 1994, incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.3	Amendment to Amended and Restated Declaration of Trust, dated September 10, 1998, incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.4	Amendment to Amended and Restated Declaration of Trust, dated January 21, 2004, incorporated by reference to Exhibit 3.4 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.5	Amendment to Amended and Restated Declaration of Trust, dated May 15, 2007, incorporated by reference to Exhibit 3.5 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.6	Amendment to Amended and Restated Declaration of Trust, dated March 4, 2008, incorporated by reference to Exhibit 3.6 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
4.7	Amendment to Amended and Restated Declaration of Trust, dated December 4, 2013, incorporated by reference to Exhibit 3.7 to the Registrant’s Form 10-K, filed with the Commission on January 14, 2014.
5.1	Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
23.1	Consent of EisnerAmper LLP.
23.3	Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5.1).
24.1	Power of Attorney (filed with signature page to this Registration Statement).